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                                                                  EXHIBIT 10.15


                   [HASTINGS ENTERTAINMENT, INC. LETTERHEAD]

Mr. John M. Marmaduke
Hastings Entertainment, Inc.
P.O. Box 35350
Amarillo, TX 79120-5350

          RE:  Hastings Entertainment, Inc. (the "Company")

Dear John:

     The Board of Directors has elected to fund an annuity for you with an principal amount of $100,000 as of January 31, 2001. You will own the annuity and it will contain such terms and conditions as you elect. You will be responsible for all taxes in connection with the annuity.

     This annuity is granted to you upon the condition that your employment with the Company continue through January 31, 2003, unless the cessation of employment is the result of your death, disability or at the request of the Company without cause. If prior to January 31, 2003, your employment with the Company ceases as a result of your election or as a result of a dismissal with cause as set forth in your employment agreement, you agree to refund to the Company the principal amount of the annuity.

     Please signify your acceptance of this condition by executing and returning to the undersigned one copy of this letter.

                                        Yours very truly,



                                        Hastings Entertainment, Inc.

                                        BY: /s/ DAN CROW
                                            ---------------------------------
                                            Dan Crow, Chief Financial Officer

AGREED AND ACCEPTED:

/S/ JOHN H. MARMADUKE
--------------------------------------
John H. Marmaduke